Exhibit 23.1

Voxware, Inc.

Lawrenceville, New Jersey

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated October 8, 2004 relating to the consolidated financial statements and Regulation S-X schedule of Voxware, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended June 30, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/    BDO Seidman, LLP

Philadelphia, Pennsylvania

December 14, 2004